 EXHIBIT 31.3

CERTIFICATIONS

I, Michael Szymanski, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of ZAIS Group Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2016

By:	/s/ Michael Szymanski
Name:	Michael Szymanski
Title:	Chief Executive Officer and President